UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

March 31, 2010

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events

A stockholder derivative suit filed against directors and officers of Lennar Corporation was dismissed March 31, 2010. In April 2008, we were named as a nominal defendant in a derivative suit in the United States District Court for the Southern District of Florida, Miami Division, entitled Doris Staehr, Derivatively on Behalf of Lennar Corporation v. Stuart A. Miller, et al ., Case No. 08-20990-CIV, in which the plaintiff purported to assert claims for our benefit against some of our current and former officers and directors, alleging, among other things, breaches of fidcuiary duties and inadequate or incorrect disclosures about the likelihood of a decline in the housing market and the effects it would have on us. On March 31, 2010, the Court issued an order dismissing the plaintiff’s claims with prejudice.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 5, 2010	Lennar Corporation

	By:	/s/ Bruce E. Gross
	Name:	Bruce E. Gross
	Title:	Vice President and Chief Financial Officer

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